FirstBank

                         1997 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSE

The purpose of this 1997 Stock Option Plan (the "Option Plan") is to further the success of FirstBank Puerto Rico (The "Bank") and its Subsidiaries (the "Subsidiaries") as defined under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, by making available Common Stock of the Bank for purchase by key officer or employees of the Bank or its Subsidiaries and to give such persons a proprietary interest in the continued growth and success of the Bank. The Plan is also intended to encourage Optionees to remain in the employ of the Bank and to assist the Board of Directors and Management in the attraction and recruitment of qualified officers to serve the Bank and/or its Subsidiaries. The Plan is intended to comply with Section 1046 the Puerto Rico Internal Revenue Code (the "P. R. Code") and regulations promulgated thereunder.

2.  ADMINISTRATION

         (a) The Option Plan shall be administered by a committee of the Board of Directors (the "Compensation Committee") which shall be composed of not less than three directors none of whom is an officer or other salaried employee of the Bank or of a Subsidiary of the Bank. The members of the Compensation Committee shall be appointed by the Board of Directors and all shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (the "Act"). No person shall serve as a member of the Compensation Committee if such person is then eligible, or has been eligible at any time during the prior twelve months, to receive stock, stock options or stock appreciation rights under the Option Plan or any other option, stock purchase or similar plan of the Bank or its Subsidiaries. A majority vote of the members of the Compensation Committee shall be required for all actions.

         (b) the Compensation Committee shall have the power, subject to, and within the limits of, the express provisions of the Option Plan, and in furtherance of the purposes of such plan:

     (i) To determine from time to time which eligible persons shall be granted options under the Option Plan and the time or times, and the number of shares for which, an option or options shall be granted to such persons:

     (ii) To prescribe the other terms and provisions (which need no be identical) of each option granted under the Option Plan to eligible persons:

     (iii) To construe and interpret the Option Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Compensation Committee, in the exercise of its powers, may correct any defect or supply any omissions, or reconcile any inconsistency in the Option Plan, or in any option agreement in the manner and to the extent it shall deem necessary or expedient to make the Option Plan fully effective. In exercising this power the Compensation Committee may retain counsel at the expense of the Bank. All decisions and determinations by the Compensation Committee in exercising this power shall be final and binding upon the Bank and the Optionee:

     (iv) To determine the duration and purpose of leaves of absence which may be to an optionee without constituting a termination of his or her employment for purpose of the Option Plan; and

     (v) Generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interest of the Bank with respect to the Option Plan.

     (c) Pursuant to Section 1046(c)(6) of the P.R. Code in the case of options granted under this 1997 Plan, the aggregate fair market value of the shares, determined as of the time the option is granted, with respect to which stock options granted under all stock option plans of the Bank and its Subsidiaries are exercisable for the first time by an employee during any calendar year shall not exceed S100,000.

3.  STOCK SUBJECT TO PLAN

         (a) The stock subject to the options shall be shares of authorized and unissued common stock, par value S1.00 per share (the "Common Stock"). The number of shares for which options may be granted hereunder shall be 1,449,352 of FirstBank Common Stock, which amount represents the number of remaining shares that could have been granted under the Bank's prior plan at the time of its termination. Such number shall be subject to adjustments as provided in
Section 9 hereof.

         (b) Whenever any outstanding option under the Option Plan expires, is canceled or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject of option under the Option Plan, except for options surrendered as provided by Section 7 hereof.

4.  ELIGIBILITY

         (a) The persons who shall be eligible to receive options hereunder shall be officers and other employees (i.e. persons employed 1,000 or more hours per year) of the Bank or its Subsidiaries. Subject to the following provisions, the Compensation Committee may from time to time grant options to one or more eligible persons. An Optionee may hold more than one option.

         (b) No person shall be eligible to receive any option if at the date of grant, such person beneficially, directly or indirectly, owns in excess of ten percent (10%) of the outstanding common stock of the Bank, and no option will be granted to any other person to the extent such option, if exercised, would increase such persons ownership to an amount in excess of ten percent (10%).

         (c) Pursuant to Section 12 of the Puerto Rico Banking Law (7 LPRA 39), no person may exercise an option to the extent that as a result of such exercise such person would acquire beneficial ownership of five percent (5%) or more of the then issued and outstanding Common Stock of the Bank, unless such person has previously obtained the written approval of the Commissioner of Financial institutions of P.R.

         (d) The aggregate fair market value of the shares, determined as of the time the option is granted, with respect to which the stock options, as defined by Section 1046 of Puerto Rico Code, are exercisable for the first time in any calendar year, under this plan or any other plan of the Bank, shall not exceed S100,000.

5.  TERMS OF THE OPTION AGREEMENTS

         Each option agreement shall contain such provisions as the Compensation Committee shall from time to time deem appropriate. Option Agreements need not be identical, but each option agreement by appropriate language shall include the substance of all the following provisions:

         (a) An option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted. All options must be granted by the tenth anniversary of the effective date of the Option Plan.

         (b) The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, unless the number purchased is the total number available for purchase under the option at the time.

         (c) Each option shall be exercisable in such installments (which need not be equal) and at such times as designated by the Compensation Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part. at any time after becoming exercisable, but not later than the date of expiration of the option. No option granted hereunder shall be exercisable unless and until the Option Plan has been ratified by the stockholders as specified in Section 15 hereof.

         (d) The purchase price of per share of Common Stock under each option shall not be less than the fair market value of the Common Stock subject to the option on the date the option is granted as determined by the Compensation Committee. The fair market value shall not be less than the last sale price reported for the Common Stock on the New York Stock Exchange on the date of grant or on the last date preceding such date on which the sale was reported.

         (e) The Optionee shall not be deemed to be the holder of, or to have any rights of a holder with respect to, any shares of Common Stock subject to such option unless and until the option shall have been exercised pursuant to the terms thereof, the Bank shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Bank. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         (f) Except as provided in Section l0 hereof:

                  (i) All options granted pursuant to an Option Plan shall not be transferable, except by will or the laws of descent and distribution. and shall be exercisable during the Optionee's lifetime only by the Optionee; and

                  (ii) No assignment or transfer of an option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right in the option whatsoever, but immediately upon any attempt to assign or transfer an option, the same shall terminate and be of no force or effect.

         (g) The option shall be subject to any provision necessary to assure compliance with the securities laws of the United States and of Puerto Rico, or of any other jurisdiction in which the Bank or its Subsidiaries may have qualifying employees.

         (h) For purposes of the Option Plan, the term "change in control" shall be deemed to have taken place if: (1) an acquirer is deemed to have acquired control of the under provisions of Section 1817 of the Federal Deposit Insurance Act (12 USC 1817[i]); or as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of Directors of the Bank or of any successor Institution.

6.  METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE

         (a) An option may be exercised by the Optionee by delivering to the Compensation Committee on any business day a written notice specifying the numbers of shares of Common Stock the Optionee desires to purchase (the "Notice").

         (b) Payment for the shares of common stock purchased pursuant to the exercise of an option shall be either in (1) cash in an amount equal to the purchase price per share multiplied by the number of shares specified in the Notice (the "Total Option Price"), or in the discretion of the Compensation Committee, shares of common stock of the Bank valued at the then fair market value, determined as provided in Section 5 hereof, equal to or less than the total Option Price, plus cash in an amount equal to the amount, if any, by which the Total Option Price exceeds the fair market value of the Common Stock.

7.  STOCK APPRECIATION RIGHTS, RELEASE OF FINANCIAL INFORMATION

         (a) The Compensation Committee may, but shall not be obligated to, grant the stock appreciation rights provided in this Section 7 at any time subsequent to the grant of an option under the Option Plan. Subsequent to such grant of the stock appreciation rights, if any, the Compensation Committee may, but shall not be obligated to, authorize, on such terms and conditions as it deems appropriate in each case, the Bank to accept surrender by the Optionee of the right to exercise an option granted under the Option Plan or portion thereof in consideration for payment by the Bank of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option or portion thereof surrendered over the Total Option Price of such shares. Such payment, at the sole discretion of the Compensation Committee, may be made in shares of Common Stock valued at the fair market value thereof, determined as provided in Section 5 hereof, or in cash, or partly in cash and partly in shares of Common Stock.

         (b) Any election by an Optionee to exercise the stock appreciation rights provided in this Section shall by made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the twelfth business day following such date. This condition shall be deemed to be satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available. No stock appreciation rights may be exercised within six months of the date it is granted except that this limitation shall not apply in the event death or disability of the Optionee occurs prior to the expiration of the six month period. For purpose of this Section, the stock appreciation rights shall be deemed to have been granted as of the date specified by the Compensation Committee.

         (c) A copy of the Bank's Annual Report to Stockholders shall be delivered to each Optionee. Upon request, the Bank shall furnish each optionee a copy of its most recent annual report on FDIC Form F-2 and each quarterly reports filed by the Bank under FDIC law.

         (d) Any option surrendered as provided in this Section 7 shall be canceled by the Bank and the shares subject to the option shall not be eligible for further grants under the Option Plan.

8.  USE OF PROCEEDS FROM STOCK

         Proceeds from the sale of Common Stock pursuant to options granted under the Option Plan shall constitute general funds of the Bank.

9.  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

     a) If the shares of the Bank's Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Bank, whether through merger, consolidation, reorganization, recapitalization, reclassification, Stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of share subject to the Plan and in the number, kinds and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without change in the total price applicable to the unexercised portion of the option but with corresponding adjustment in the price of each share of Common Stock covered by the option.

         (b) Upon dissolution or liquidation of the Bank, or upon reorganization, merger or consolidation in which the Bank is not the surviving corporation, or upon the sale of substantially all of the property of the Bank to another corporation, the Option Plan and the options issued thereunder shall terminate unless provision is made in connection with such transaction for the assumption of options therefore granted, or the substitution for such options of new number and kinds of shares and the per share exercise prices. In the event of such termination, all outstanding options shall be exercisable in full at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

         (c) Adjustments under this Section shall be made by the Compensation Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be conclusive. The Compensation Committee shall have the discretion and power in any such event to determine and to make effective provisions for the acceleration of the time during which the option may be exercised, notwithstanding the provisions of the option setting forth the date or dates which all or any part of it may be exercised. No fractional shares of Common Stock shall be issued under the Option Plan on account of any adjustment specified above.

10.  TERMINATION OF EMPLOYMENT OR SERVICE

         (a) In the event of the death of an Optionee while in the employ of the
Bank:

                  (i) The options. whether or not exercisable at the time of the death of the Optionee, may be exercised, as provided in Section 6 hereof, by the estate of the Optionee or by any person who acquired the right to exercise such option by bequest or inheritance from such Optionee, within one year after the date of such death but not later that the date on which the option would otherwise expire: or

                  (ii) The Compensation Committee may, but shall not be obligated to, grant if not theretofor granted, the stock appreciation rights provided in Section 7 hereof and may, but shall not be obligated to, authorize, if not theretofor authorized, the Bank to accept surrender of the right to exercise an option or any portion thereof under Section 7 of this Option Plan by the estate of the Optionee, or by a person who acquired the right to exercise such option by bequest or inheritance from such Optionee, within one year after the date of such death but no later than the date on which the option would otherwise expire.

         (b) If the employment of an Optionee is terminated by reason of disability, as determined by the Compensation Committee, the options held by such Optionee may be exercised, whether or not exercisable at the time of such termination of employment, within one year after such termination but not later than the date on which such options would otherwise expire.

         (c) If the employment of the Optionee is terminated for any reason other than death or disability, options held by such Optionee shall, to the extent not theretofor exercised, be canceled upon such termination and shall not thereafter be exercisable: provided, however, that an Optionee whose employment is terminated by retirement in accordance with the Bank's normal retirement policies. as determined by the Compensation Committee, or who is voluntarily or involuntarily terminated within one year after a change in control of the Bank, as defined in Section 5 (h) hereof, shall be permitted to exercise such options, whether or not exercisable at the time of such termination, within three months after the date of such termination but not later than the date on which the options would otherwise expire.

         (d) Notwithstanding the provisions of subsections (a), (b) and (c) above, no option granted hereunder shall be exercisable prior to ratification of the Plan by the stockholders, as provided in Section 15 hereof.

11.  AMENDMENT OF THE OPTION PLAN

         The Board of Directors at any time, and from time to time, may amend the Option Plan subject to any required regulatory approval and subject to the limitation that, except as provided in Section 9 hereof, no amendment shall be effective unless approved by vote of a majority of the total votes cast by the stockholders of the Bank at an annual or special meeting held within twelve months before or after the date of such amendment's adoption where such amendment will:

         (a) Increase the number of shares of Common Stock as to which options may be granted under the Option Plan; (b Change in substance Section 4 hereof relating to eligibility to participate in the Option Plan; (c) Change the minimum purchase price; or (d) Increase the maximum term of options as provided herein.

         Except as provided in Section 9 hereof, rights and obligations under any option granted before amendment of the Option Plan shall not be altered or impaired by amendment of the Option Plan, except with the consent of the person to whom the option was granted.

12.  TERMINATION OR SUSPENSION OF THE OPTION PLAN

         The Board of Directors at any time may terminate or suspend the Option Plan. Unless sooner terminated, the Option Plan shall terminate on the tenth anniversary of the effective date specified in Section 5 hereof, but such termination shall not affect any option theretofor granted. An option may not be granted while the Option Plan is suspended or after it is terminated.

         Rights and obligations under any option granted while the Option Plan is in effect shall not be altered nor impaired by suspension or termination of the Option Plan under this Section 12 except with the consent of the Optionee.

13.  NON EXCLUSIVlTY OF THE PLAN

         Neither the adoption of the Option Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Bank for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Option Plan, and such arrangements may be either applicable generally or only in specific cases.

14.  GOVERNMENT AND OTHER REGULATIONS, GOVERNING LAW

         (a) The obligation of the Bank to sell and deliver shares of Common Stock under options granted under the Option Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Bank.

         (b) The Option Plan shall be governed by the laws of Puerto Rico and any applicable federal law and regulations.

         (c) The Option Plan is intended to comply with Rule 16b-3 under the Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Option Plan.

15.  EFFECTIVE DATE OF OPTION PLAN, STOCKHOLDER APPROVAL

         The Option Plan shall be effective as of January 21, 1997, the date of termination of the 1987 Employee Stock Option Plan, provided, however. that the Option Plan shall be subject to the approval of the stockholders of the Bank by vote of a majority of the total votes cast by its stockholders at an annual or special meeting held within twelve months of such effective date. No options granted under the Option Plan prior to such stockholder approval may be exercised until such approval has been obtained.




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